Exhibit 4.2

EXECUTION VERSION

THERMO FISHER SCIENTIFIC INC.,

as Issuer

AND

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

SIXTEENTH SUPPLEMENTAL INDENTURE

Dated as of July 24, 2017

Floating Rate Senior Notes due 2019

1.400% Senior Notes due 2026

1.950% Senior Notes due 2029

2.875% Senior Notes due 2037

THIS SIXTEENTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) is dated as of July 24, 2017 between THERMO FISHER SCIENTIFIC INC., a Delaware corporation (the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company and the Trustee executed and delivered an Indenture, dated as of November 20, 2009 (the “Base Indenture” and, as supplemented by this Supplemental Indenture, the “Indenture”), to provide for the issuance by the Company from time to time of unsubordinated debt securities evidencing its unsecured indebtedness.

WHEREAS, the Company has authorized the issuance of €500,000,000 aggregate principal amount of the Company’s Floating Rate Senior Notes due 2019 (the “Floating Rate Notes”), €700,000,000 aggregate principal amount of the Company’s 1.400% Senior Notes due 2026 (the “2026 Notes”), €700,000,000 aggregate principal amount of the Company’s 1.950% Senior Notes due 2029 (the “2029 Notes”) and €700,000,000 aggregate principal amount of the Company’s 2.875% Senior Notes due 2037 (the “2037 Notes” and, together with the 2026 Notes and the 2029 Notes, the “Fixed Rate Notes,” and the Fixed Rate Notes, together with the Floating Rate Notes, the “Notes”).

WHEREAS, the entry into this Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Base Indenture.

WHEREAS, the Company desires to enter into this Supplemental Indenture pursuant to Section 9.01 of the Base Indenture to establish the terms of the Notes in accordance with Section 2.01 of the Base Indenture and to establish the form of the Notes in accordance with Sections 2.01(a)(10) and 2.02 of the Base Indenture.

WHEREAS, all things necessary to make this Supplemental Indenture a valid and legally binding agreement according to its terms have been done.

NOW, THEREFORE, for and in consideration of the foregoing premises, the Company and the Trustee, mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Notes as follows:

ARTICLE I

Section 1.1 Defined Terms.

(1) Capitalized terms used but not defined in this Supplemental Indenture shall have the meanings ascribed thereto in the Base Indenture.

(2) A term defined anywhere in this Supplemental Indenture has the same meaning throughout.

(3) The singular includes the plural and vice versa.

(4) Headings are for convenience of reference only and do not affect the interpretation.

(5) As used herein, the following defined terms shall have the following meanings with respect to the Notes and this Supplemental Indenture only:

“Additional Amounts” has the meaning set forth in Section 1.4(2).

“Below Investment Grade Rating Event” means, with respect to a series of Notes, such Notes are downgraded below Investment Grade Rating by any two of the Rating Agencies on any date during the period (the “Trigger Period”) commencing 60 days prior to the first public announcement by the Company of the occurrence of a Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period shall be extended so long as the rating of such Notes is under publicly announced consideration for possible downgrade by at least two of such Rating Agencies on such 60th day, such extension to last with respect to each such Rating Agency until the date on which such Rating Agency considering such possible downgrade either (x) rates such Notes below Investment Grade or (y) publicly announces that it is no longer considering such Notes for possible downgrade, provided that no such extension will occur if on such 60th day such Notes are rated Investment Grade by at least two of such Rating Agencies in question and are not subject to review for possible downgrade by such Rating Agencies).

“Business Day” means any day, other than a Saturday or Sunday, (1) which is not a day on which banking institutions in The City of New York or London are authorized or required by law, regulation or executive order to close and (2) on which the Trans-European Automated Real-Time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, is open.

“Calculation Agency Agreement” means the Calculation Agency Agreement, dated as of July 24, 2017, between the Company and the Calculation Agent.

“Calculation Agent” means The Bank of New York Mellon, London Branch, or any successor.

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Company or one of its direct or indirect wholly-owned subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) as a result of which any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Company’s outstanding Voting Stock or other Voting Stock into which the Company’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (3) the Company consolidates with, or merges with or into, any “person” or “group” (as that term is used in Section 13(d)(3) of the Exchange Act), or any “person” or

“group” consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the Company’s Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction; or (4) the adoption of a plan relating to the Company’s liquidation or dissolution. Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (a) the Company becomes a direct or indirect wholly owned subsidiary of a holding company (which shall include a parent company) and (b)(i) the holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Voting Stock of the Company immediately prior to that transaction or (ii) no “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than a holding company satisfying the requirements of this sentence) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the voting power of the Voting Stock of such holding company immediately following such transaction.

“Change of Control Triggering Event” means, with respect to any series of Notes, the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Common Depositary” means The Bank of New York Mellon, London Branch, as common depositary for the Depositary.

“Comparable Bond Rate” means, for any Optional Redemption Date, the rate per annum equal to the annual equivalent yield to maturity or interpolated yield to maturity (on a day count basis), computed as of the third Business Day immediately preceding that Optional Redemption Date, of the Comparable Government Issue, assuming a price for the Comparable Government Issue (expressed as a percentage of its principal amount) equal to the Comparable Price for that Optional Redemption Date.

“Comparable Government Issue” means, with respect to any series of Fixed Rate Notes to be redeemed the euro-denominated security issued by the German government selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Fixed Rate Notes to be redeemed (assuming that such Fixed Rate Notes to be redeemed matured on their applicable Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Fixed Rate Notes to be redeemed.

“Comparable Price” means, with respect to any Optional Redemption Date, (a) the average of the Reference Dealer Quotations for such Optional Redemption Date, after excluding the highest and lowest of the Reference Dealer Quotations, (b) if the Company obtains fewer than four Reference Dealer Quotations, the arithmetic average of those quotations or (c) if the Company obtains only one Reference Dealer Quotation, such Reference Dealer Quotation.

“Depositary” means each of Clearstream Banking, S.A. and Euroclear Bank SA/NV as operator of the Euroclear System.

“euro” or “€” means the single currency introduced at the third stage of the European Economic and Monetary Union pursuant to the Treaty establishing the European Community, as amended.

“Fitch” means Fitch Ratings, Limited, and any successor to its rating agency business.

“ICMA” means the International Capital Markets Association.

“Independent Investment Banker” means each Reference Dealer appointed by the Company as Independent Investment Banker (initially, Goldman Sachs & Co. LLC).

“Internal Revenue Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Investment Grade Rating” means a rating by Moody’s equal to or higher than Baa3 (or the equivalent under a successor rating category of Moody’s) or a rating by S&P equal to or higher than BBB- (or the equivalent under any successor rating category of S&P) or a rating by Fitch equal to or higher than BBB- (or the equivalent under any successor rating category of Fitch).

“Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business.

“Optional Redemption Date” when used with respect to any Note to be redeemed at the Company’s option, means the date fixed for such redemption by or pursuant to Section 1.3 of this Supplemental Indenture.

“Optional Redemption Price” when used with respect to any Note to be redeemed at the Company’s option, means the price at which it is to be redeemed pursuant to Section 1.3 of this Supplemental Indenture.

“Par Call Date” means November 23, 2025 in the case of the 2026 Notes; April 24, 2029 in the case of the 2029 Notes; and April 24, 2037 in the case of the 2037 Notes.

“Patheon Acquisition” means the acquisition of Patheon N.V., a public limited liability company (naamloze vennootschap) organized under the laws of The Netherlands (“Patheon”), by Purchaser Sub pursuant to the Purchase Agreement.

“Paying Agency Agreement” means the Paying Agency Agreement, dated as of July 24, 2017, between the Company and the Paying Agent.

“Paying Agent” means The Bank of New York Mellon, London Branch, or any successor.

“Primary Bond Dealer” means a broker or dealer of, and/or a market maker in German government bonds.

“Purchase Agreement” means the purchase agreement, dated May 15, 2017, among the Company, Patheon, and Purchaser Sub pursuant to which Purchaser Sub agreed to purchase all outstanding ordinary shares of Patheon.

“Purchaser Sub” means Thermo Fisher (CN) Luxembourg S.à r.l., a private limited liability company (société à responsabilité limitée) organized under the laws of the Grand Duchy of Luxembourg and a wholly owned subsidiary of the Company.

“Rating Agencies” means (1) Moody’s, S&P and Fitch; and (2) if any of Moody’s, S&P or Fitch ceases to rate the applicable series of Notes or fails to make a rating of such Notes publicly available for any reason, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act, selected by the Company (as certified by a resolution of its Board of Directors) as a replacement agency for any of Moody’s, S&P or Fitch, or all of them, as the case may be.

“Reference Dealer” means each of (i) Goldman Sachs & Co. LLC, Merrill Lynch International, Barclays Bank PLC and HSBC Bank plc and their respective affiliates or successors and (ii) one other nationally recognized investment banking firm (or its affiliate) that is a Primary Bond Dealer that the Company selects in connection with the particular redemption, and each of their respective successors, provided that if at any time any of the above is not a Primary Bond Dealer, the Company will substitute that entity with another nationally recognized investment banking firm that the Company selects that is a Primary Bond Dealer.

“Reference Dealer Quotations” means, with respect to each Reference Dealer and any Optional Redemption Date, the arithmetic average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Government Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Dealer at 11:00 a.m., London time, on the third Business Day preceding such Optional Redemption Date.

“Remaining Scheduled Payments” means, with respect to each Fixed Rate Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related Optional Redemption Date but for such redemption (assuming that such Fixed Rate Note to be redeemed matured on its applicable Par Call Date); provided, however, that, if such Optional Redemption Date is not an interest payment date with respect to such Fixed Rate Note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such Optional Redemption Date.

“S&P” means S&P Global Ratings, a division of S&P Global, Inc., and any successor to its rating agency business.

“Specified Office of the Paying Agent” means, initially, the London Branch of The Bank of New York Mellon, located at One Canada Square, London E14 5AL, England.

“TARGET2 Business Day” means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System(TARGET2), or any successor system, is open for business.

“Treasury Regulations” means the U.S. Treasury Regulations promulgated under the Internal Revenue Code.

“United States person” means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury Regulations), or any estate or trust the income of which is subject to United States federal income taxation regardless of its source.

“United States” means the United States of America, the states of the United States, and the District of Columbia.

Section 1.2 Terms of the Notes.

The following terms relate to the Notes:

(1) The Floating Rate Notes shall constitute a separate series of Notes having the title “Floating Rate Senior Notes due 2019,” the 2026 Notes shall constitute a separate series of Notes having the title “1.400% Senior Notes due 2026,” the 2029 Notes shall constitute a separate series of Notes having the title “1.950% Senior Notes due 2029” and the 2037 Notes shall constitute a separate series of Notes having the title “2.875% Senior Notes due 2037.”

(2) The aggregate principal amount of the Floating Rate Notes (the “Initial Floating Rate Notes”), the 2026 Notes (the “Initial 2026 Notes”), the 2029 Notes (the “Initial 2029 Notes”) and the 2037 Notes (the “Initial 2037 Notes,” and, together with the Initial Floating Rate Notes, the Initial 2026 Notes and the Initial 2029 Notes, the “Initial Notes”) that may be initially authenticated and delivered under the Indenture shall be €500,000,000, €700,000,000, €700,000,000 and €700,000,000, respectively. The Company may from time to time, without the consent of the Holders of any series of Notes, issue additional Floating Rate Notes (in any such case, the “Additional Floating Rate Notes”), additional 2026 Notes (in any such case, the “Additional 2026 Notes”), additional 2029 Notes (in any such case, the “Additional 2029 Notes”) and additional 2037 Notes (in any such case, the “Additional 2037 Notes” and, together with the Additional Floating Rate Notes, the Additional 2026 Notes and the Additional 2029 Notes, the “Additional Notes”) having the same terms (except for the issue date, offering price and, if applicable, the first interest payment date) as the Initial Floating Rate Notes, Initial 2026 Notes, Initial 2029 Notes and the Initial 2037 Notes, as the case may be. Any Additional Notes of a series and the Initial Notes of such series shall constitute a single series under the Indenture; provided that if any Additional Notes of a series are not fungible with the Initial Notes of such series for U.S. federal income tax purposes, such Additional Notes of such series shall not have the same ISIN or Common Code as the Initial Notes of such series. All references to a series of Notes shall include both the Initial Notes and any Additional Notes of such series, unless the context otherwise requires. The aggregate principal amount of each of the Floating Rate Notes, the 2026 Notes, the 2029 Notes and the 2037 Notes shall be unlimited. The entire respective Outstanding principal amount of the Floating Rate Notes, the 2026 Notes, the 2029 Notes and the 2037 Notes shall be payable on July 24, 2019, January 23, 2026, July 24, 2029 and July 24, 2037, respectively. The principal of each Note payable at maturity or upon earlier redemption shall be paid against presentation and surrender of such Note at the office or agency maintained for such purposes in London, initially, the Specified Office of the Paying Agent.

(3) (a) The Floating Rate Notes shall bear interest at a rate equivalent to the 3-month EURIBOR (the “Floating Rate Base Rate”) plus 0.230% per annum, as calculated by the Calculation Agent; provided, however, that the minimum interest rate shall be zero. The Floating Rate Notes will bear interest from July 24, 2017 or from the immediately preceding Floating Rate Interest Payment Date (as defined below) to which interest has been paid. Interest on the Floating Rate Notes shall be payable quarterly in arrears on January 24, April 24, July 24 and October 24 of each year (each, a “Floating Rate Interest Payment Date”), commencing on October 24, 2017; provided, that, if any Floating Rate Interest Payment Date would be a day that is not a Business Day, such Floating Rate Interest Payment Date shall be the next succeeding day that is a Business Day (and no additional interest will accrue or otherwise accumulate on the amount payable for the period from and after such Floating Rate Interest Payment Date); except that if such next succeeding Business Day falls in the next succeeding calendar month, such Floating Rate Interest Payment Date shall be the immediately preceding Business Day. The interest rate on the Floating Rate Notes will be reset quarterly on January 24, April 24, July 24 and October 24 of each year (each, a “Floating Rate Interest Reset Date”), commencing on October 24, 2017; provided, that, if any Floating Rate Interest Reset Date would be a day that is not a Business Day, such Floating Rate Interest Reset Date shall be the next succeeding day that is a Business Day, except that if such next succeeding Business Day falls in the next succeeding calendar month, such Floating Rate Interest Reset Date shall be the immediately preceding Business Day. The initial Floating Rate Base Rate for the Floating Rate Notes in effect from July 24, 2017 to, but excluding, the first Floating Rate Interest Reset Date will be the 3-month EURIBOR in effect on July 20, 2017. The interest rate on the Floating Rate Notes will be determined on the second TARGET2 Business Day preceding the applicable Floating Rate Interest Reset Date (a “EURIBOR Interest Determination Date”). Interest on a Floating Rate Interest Payment Date shall be paid to the Persons in whose names the Floating Rate Notes are registered on the Security Register at the close of business on the regular record date. The regular record date for the Floating Rate Notes shall be the fifteenth calendar day, whether or not a Business Day, immediately preceding the related Floating Rate Interest Payment Date. Interest on the Floating Rate Notes will be computed on the basis of a 360-day year and the actual number of days in the period for which interest is being calculated.

(b) The Floating Rate Base Rate that takes effect on any Floating Rate Interest Reset Date shall be equal to the interest rate for deposits in euro designated as “EURIBOR” and sponsored jointly by the European Banking Federation and ACI — the Financial Market Association (or any company established by the joint sponsors for purposes of compiling and publishing that rate) on each EURIBOR Interest Determination Date, and will be determined by the Calculation Agent in accordance with the following provisions:

(i)	EURIBOR will be the offered rate for deposits in euro having a maturity of three months, as that rate appears on Reuters Page EURIBOR01 as of 11:00 A.M., Brussels time, on the relevant EURIBOR Interest Determination Date.

(ii)	If the rate described in clause (i) above does not appear on Reuters Page EURIBOR01, EURIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., Brussels time, on the relevant EURIBOR Interest Determination Date, at which deposits of the following kind are offered to prime banks in the Euro-Zone interbank market by the principal Euro-Zone office of each of four major banks in that market selected by the Company: euro deposits having a maturity of three months beginning on such Interest Reset Date and in a principal amount of not less than €1,000,000 that is representative for a single transaction in such market at such time. The Company will request the principal Euro-Zone office of each of these banks to provide to the Paying Agent and Calculation Agent a quotation in writing of its rate. If at least two quotations are provided in writing, EURIBOR for such EURIBOR Interest Determination Date will be the arithmetic mean (rounded upwards in accordance with Section 1.2(3)(d) hereof) of such quotations, calculated by the Calculation Agent. The Company will ensure that the Calculation Agent is provided with appropriate contact details of the relevant personnel at each of the reference banks that the Calculation Agent will be requested to contact to provide such quotation of its rates.

(iii)	If fewer than two quotations are provided as described in clause (ii) above, EURIBOR for the relevant EURIBOR Interest Determination Date will be the arithmetic mean of the rates for loans of the following kind to leading Euro-Zone banks quoted in writing, at approximately 11:00 A.M., Brussels time, on such EURIBOR Interest Determination Date, by three major banks in the Euro-Zone selected by the Company: loans of euro having a maturity of three months beginning on such Floating Rate Interest Reset Date and in a principal amount of not less than €1,000,000 that is representative for a single transaction in such market at such time.

(iv)	If fewer than three banks selected by the Company are quoting as described in clause (iii) above, EURIBOR shall be the EURIBOR then in effect on such EURIBOR Interest Determination Date.

(c) Upon the request of any Holder to the Calculation Agent, the Calculation Agent will provide the interest rate then in effect on the Floating Rate Notes and, if determined, the interest rate that will become effective on the next Floating Rate Interest Reset Date.

(d) All percentages resulting from any calculation with respect to the Floating Rate Notes will be rounded upward or downward, as appropriate, to the next higher or lower one hundred thousandth of a percentage point (e.g., 9.876541% (or .09876541) being rounded down to 9.87654% (or .0987654) and 9.876545% (or .09876545) being rounded up to 9.87655% (or .0987655)). All amounts used in or resulting from any calculation with respect to the Floating Rate Notes will be rounded upward or downward, as appropriate, to the nearest cent, in the case of euro amounts or U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than euro amounts or U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

(4) The rate at which the 2026 Notes shall bear interest shall be 1.400% per annum, the rate at which the 2029 Notes shall bear interest shall be 1.950% per annum, and the rate at which the 2037 Notes shall bear interest shall be 2.875% per annum. The date from which interest shall accrue on the Notes shall be the most recent Interest Payment Date to which interest has been paid or provided for or, if no interest has been paid, from July 24, 2017. The Interest Payment Dates for the 2026 Notes shall be January 23 of each year, beginning on January 23, 2018. The Interest Payment Dates for the 2029 Notes and the 2037 Notes shall be July 24 of each year, beginning July 24, 2018 until the principal is paid or made available for payment; provided that if any Interest Payment Date for any series of Fixed Rate Notes falls on a day that is not a Business Day, the required payment shall be made on the next Business Day as if it were made on the date the payment to Holders was due and no interest shall accrue on the amount so payable for the period from and after that Interest Payment Date. The regular record date shall be January 8, in the case of the 2026 Notes, and July 9, in the case of the 2029 Notes and the 2037 Notes, in each case, whether or not a Business Day, immediately preceding the related Interest Payment Date. Interest on the Fixed Rate Notes shall be computed on the basis of an ACTUAL/ACTUAL (ICMA) (as defined in the rulebook of ICMA) day count convention.

(5) The Notes shall be issuable in whole in the form of one or more registered Global Securities, without coupons, which shall be deposited with, or on behalf of, the applicable Depositary and shall be registered in the name of the Common Depositary for, and in respect of interests held through, the applicable Depositary. The Floating Rate Notes shall be substantially in the form attached hereto as Exhibit A and each Fixed Rate Note shall be substantially in the form attached hereto as Exhibit B, the terms of which are herein incorporated by reference. The Notes shall be issuable in denominations of €100,000 or any integral multiple of €1,000 in excess thereof.

(6) The Notes may be redeemed at the option of the Company prior to the maturity date, as provided in Section 1.3 hereof, and must be redeemed, under certain circumstances on the Special Mandatory Redemption Date, as provided in Section 1.3A hereof.

(7) The Notes shall not have the benefit of any sinking fund.

(8) Except as provided herein, the Holders shall have no special rights in addition to those provided in the Base Indenture upon the occurrence of any particular events.

(9) The Notes shall be general unsecured and unsubordinated obligations of the Company and shall be ranked equally among themselves.

(10) The Notes are not convertible into shares of common stock or other securities of the Company.

(11) The covenants set forth in Section 1.4 hereof shall be applicable to the Notes.

(12) The transfer and exchange provisions set forth in Section 2.05 of the Base Indenture shall be applicable to the Notes.

(13) All payments of principal of, and interest (including Additional Amounts, if any) and premium (if any) on, the Notes shall be payable in euro; provided, however, that if, on or after July 18, 2017, euro is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company’s control or if the euro is no longer being used by the then member states of the European Economic and Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Notes shall be made in U.S. dollars until the euro is again available to the Company or so used. In such circumstances, the amount payable on any date in euro shall be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second Business Day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the most recent U.S. dollar/euro exchange rate published in The Wall Street Journal on or prior to the second Business Day prior to the relevant payment date. Any payment in respect of the Notes so made in U.S. dollars shall not constitute an Event of Default under the Notes or the Indenture. None of the Trustee, the Paying Agent or the Calculation Agent shall have any responsibility for any calculation or conversion in connection with the foregoing. Any references elsewhere in the Indenture or the Notes to payments being made in euro notwithstanding, payments shall be made in U.S. dollars to the extent set forth in this Section 1.2(13).

(a) The Bank of New York Mellon, London Branch, shall initially act as the Paying Agent and the Calculation Agent in accordance with the terms of the Paying Agency Agreement and the Calculation Agency Agreement, respectively. The Company hereby initially designates the Specified Office of the Paying Agent as the office to be maintained by it where Notes may be presented for payment, registration of transfer or exchange, and where notices to or demands upon the Company in respect of the Notes or the Indenture may be served. The Security Registrar for the Notes shall initially be the Trustee. Upon notice to the Trustee, the Company may at any time vary or terminate the appointment of any Paying Agent, Security Registrar or Calculation Agent, to appoint additional or other Paying Agents, Security Registrars or Calculation Agents and to approve any change in the office through which any Paying Agent, Security Registrar or Calculation Agent acts.

(14) In order to provide for all payments due on the Notes as the same shall become due, the Company shall cause to be paid to the Paying Agent, no later than 10:00 a.m. London time on the Business Day prior to the payment date of each Note, at such bank as the Paying Agent shall previously have notified the Company, in immediately available funds sufficient to meet all payments due on such Notes.

(15) Notwithstanding any other provision of this Supplemental Indenture, the Trustee and Paying Agent shall be entitled to make a deduction or withholding from any payment which it makes under this Supplemental Indenture for or on account of any present or future taxes, duties or charges if and to the extent so required by any applicable law and any current or future regulations or agreements thereunder or official interpretations thereof or any law implementing an intergovernmental approach thereto or by virtue of the relevant Holder failing to satisfy any certification or other requirements in respect of the Notes, in which event the Trustee or Paying Agent shall make such payment after such withholding or deduction has been made and shall account to the relevant authorities for the amount so withheld or deducted and shall have no obligation to gross up any payment hereunder or pay any additional amount as a result of such withholding tax.

Section 1.3 Optional Redemption.

(a) The provisions of Article III of the Base Indenture, as amended by the provisions of this Supplemental Indenture, shall apply to the Notes with respect to this Section 1.3.

(b) Prior to their applicable Par Call Date, the Fixed Rate Notes of any series shall be redeemable, in whole at any time or in part from time to time, at the Company’s option. Upon redemption of the Fixed Rate Notes of any series, the Company shall pay an Optional Redemption Price equal to the greater of:

(i)	100% of the principal amount of the Fixed Rate Notes to be redeemed, and

(ii)	the sum of the present values of the Remaining Scheduled Payments of the Notes to be redeemed, discounted to the Optional Redemption Date on an annual basis (ACTUAL/ACTUAL (ICMA)) using a discount rate equal to the Comparable Bond Rate, plus 20 basis points, in the case of the 2026 Notes, 25 basis points, in the case of the 2029 Notes and 30 basis points, in the case of the 2037 Notes;

plus, in addition to such Optional Redemption Price, accrued and unpaid interest on the Fixed Rate Notes being redeemed, if any, to, but excluding, the Optional Redemption Date.

In addition, on and after the applicable Par Call Date, the Fixed Rate Notes of each series shall be redeemable, in whole at any time or in part from time to time, at the Company’s option, at an Optional Redemption Price equal to 100% of the principal amount of the Fixed Rate Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the Optional Redemption Date.

(c) The Notes of any series shall also be redeemable, in whole, but not in part, at any time at the Company’s option, at an Optional Redemption Price equal to 100% of the principal amount of the Notes, plus, accrued and unpaid interest and any Additional Amounts thereon, if the Company determines that (A) as a result of any change or amendment to the laws, treaties, regulations or rulings of the United States of America or any political subdivision or taxing authority thereof, which change or amendment is announced and becomes effective on or after July 18, 2017, there is a material probability that the Company has or will become obligated to pay Additional Amounts of such series or (B) on or after July 18, 2017, any change in the official application, enforcement or interpretation of those laws, treaties, regulations or rulings, including a holding by a court of competent jurisdiction in the United States or any other action, taken by any taxing authority or a court of competent jurisdiction in the United States, whether or not such action was taken or made with respect to the Company, results in a material probability that the Company has or will become obligated to pay Additional Amounts on any Notes of such series; provided that the Company determines, in its business judgment, that the obligation to pay such

Additional Amounts cannot be avoided by use of reasonable measures available to the Company, not including substitution of the obligor under such Notes. Prior to the mailing of any notice of such a redemption, the Company shall deliver to the Trustee (1) an Officer’s Certificate stating that the Company is entitled to effect such a redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Company to so redeem have occurred and (2) an Opinion of Counsel to such effect based on such statement of facts.

(d) Notwithstanding the foregoing, installments of interest whose Stated Maturity is on or prior to the Optional Redemption Date shall be payable on the applicable Interest Payment Date to the Holders of such Notes registered as such at the close of business on the applicable regular record date pursuant to the Notes and the Indenture.

(e) On and after the applicable Optional Redemption Date for any series of Notes, interest shall cease to accrue on the Notes to be redeemed or any portion thereof called for redemption, unless the Company defaults in the payment of the Optional Redemption Price and accrued and unpaid interest and Additional Amounts, if any. No later than 10:00 a.m. London time on the Business Day prior to the Optional Redemption Date for any Notes to be redeemed, the Company shall deposit with the Trustee or Paying Agent, funds sufficient to pay the Optional Redemption Price of such Notes on the Optional Redemption Date, and (except if the date fixed for redemption shall be an Interest Payment Date) accrued and unpaid interest and Additional Amounts, if any. If less than all of the Notes of any series are to be redeemed, the Notes to be redeemed shall be selected, in the case of global securities, in accordance with applicable Depositary procedures and, in the case of definitive securities in a manner the trustee deems fair and appropriate, unless otherwise required by law or applicable stock exchange requirements.

(f) Notice of any optional redemption shall be transmitted at least 15 days but not more than 60 days before the applicable Optional Redemption Date to each Holder of the Notes to be redeemed; provided, however, that the Company shall notify the Trustee of the Optional Redemption Date at least 15 days prior to the date of the giving of such notice (unless a shorter notice shall be satisfactory to the Trustee). Such notice shall be provided in accordance with Section 3.02 of the Base Indenture. If the Optional Redemption Price cannot be determined at the time such notice is to be given, the actual Optional Redemption Price applicable to the Notes that are being redeemed, calculated as described above in clause (b), shall be set forth in an Officers’ Certificate of the Company delivered to the Trustee no later than two (2) Business Days prior to the Optional Redemption Date. Notice of redemption having been given as provided in the Indenture, the Notes called for redemption shall, on the Optional Redemption Date, become due and payable at the Optional Redemption Price, plus accrued and unpaid interest and Additional Amounts, if any, to, but excluding, the Optional Redemption Date.

Section 1.3A Special Mandatory Redemption

(a) The provisions of Article III of the Base Indenture, as amended by the provisions of this Supplemental Indenture, shall apply to the Notes with respect to this Section 1.3A.

(b) The Company shall redeem the Notes, in each case, in whole and not in part (a “Special Mandatory Redemption”) in the event that (each, a “Special Mandatory Redemption Triggering Event”) either:

(i)	the Company does not consummate the Patheon Acquisition on or prior to February 15, 2018; or

(ii)	the Purchase Agreement is terminated any time prior to February 15, 2018 for any reason.

(c) The Company shall redeem all of the aggregate principal amount of each series of the Notes on the earlier to occur of (i) in the case of redemption pursuant to clause (b)(i) above, March 17, 2018 or (ii) in the case of redemption pursuant to clause (b)(ii) above, the 30th day (or if such day is not a Business Day, the first Business Day thereafter) following such termination of the Purchase Agreement (the “Special Mandatory Redemption Date”).

(d) On the Special Mandatory Redemption Date, the Company shall redeem all of the Notes at the redemption price equal to 101% of the aggregate principal amount of the Notes to be redeemed (the “Special Mandatory Redemption Price”), plus, in addition to such Special Mandatory Redemption Price, in each case, accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption Date. Notwithstanding the foregoing, installments of interest whose Stated Maturity is on or prior to the Special Mandatory Redemption Date shall be payable on the applicable Interest Payment Date to the Security holders of such Notes registered as such at the close of business on the applicable regular record date pursuant to the Notes and the Indenture.

(e) On and after the Special Mandatory Redemption Date for the Notes, interest shall cease to accrue on the Notes unless the Company defaults in the payment of the Special Mandatory Redemption Price and accrued interest, if any. No later than 10:00 a.m. London time on the Business Day before the Special Mandatory Redemption Date for the Notes, the Company shall deposit with the Trustee or Paying Agent, funds sufficient to pay the Special Mandatory Redemption Price of the Notes to be redeemed on the Special Mandatory Redemption Date, and (except if the date fixed for redemption shall be an Interest Payment Date) accrued interest, if any. Notice of redemption shall be mailed, with a copy to the Trustee, no later than five (5) Business Days following the Special Mandatory Redemption Triggering Event, to each Holder of such Notes at its registered address (a “Special Mandatory Redemption Notice”).

(f) The Special Mandatory Redemption Notice shall state the information set forth in, and shall be subject to the terms and conditions of, Section 3.02 of the Base Indenture. Notice of redemption having been given as provided in the Indenture, the Notes called for redemption shall, on the Special Mandatory Redemption Date, become due and payable at the Special Mandatory Redemption Price, plus accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption Date

Section 1.4 Additional Covenants.

The following additional covenants shall apply with respect to the Notes so long as any of the Notes remain Outstanding:

(1) Change of Control Triggering Event.

(a) If a Change of Control Triggering Event occurs with respect to any series of the Notes, unless the Company shall have redeemed such series of the Notes in full, as set forth in Section 1.3 or Section 1.3A of this Supplemental Indenture or the Company shall have defeased such series of the Notes or have satisfied and discharged such series of the Notes, as set forth in Article XI of the Base Indenture, the Company shall make an offer (a “Change of Control Offer”) to each Holder of the applicable series of the Notes to repurchase any and all of such Holder’s Notes of such series at a repurchase price in cash equal to 101% of the aggregate principal amount of the Notes to be repurchased (such principal amount to be equal to €100,000 or any integral multiple of €1,000 in excess thereof), plus accrued and unpaid interest, if any, on the Notes to be repurchased up to, but excluding, the date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, notice shall be delivered to the Holders of Notes of such series describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase such Notes on the date specified in the notice, which date will be no earlier than 15 days and no later than 60 days from the date such notice is delivered (the “Change of Control Payment Date”). Notwithstanding the foregoing, installments of interest whose Stated Maturity is on or prior to the Change of Control Payment Date shall be payable on the applicable Interest Payment Date to the Holders of such Notes registered as such at the close of business on the applicable regular record date pursuant to the Notes and the Indenture.

(b) On the Change of Control Payment Date, the Company shall, to the extent lawful:

(i)	accept for payment all Notes or portions of Notes of the applicable series properly tendered pursuant to the Change of Control Offer;

(ii)	deposit with the Trustee or a paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes of the applicable series properly tendered; and

(iii)	deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an Officer’s Certificate stating (1) the aggregate principal amount of such series of Notes or portions of such series of Notes being repurchased, (2) that all conditions precedent contained herein to make a Change of Control Offer have been complied with and (3) that the Change of Control Offer has been made in compliance with the Indenture.

The Company shall comply in all material respects with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with this Section 1.4, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 1.4 by virtue of any such conflict.

(2) Additional Amounts.

(a) All payments of principal and interest in respect of the Notes shall be made free and clear of, and without deduction or withholding for or on account of any present or future taxes, duties, assessments or other governmental charges of whatsoever nature imposed, levied, collected, withheld or assessed by the United States or any political subdivision or taxing authority of or in the United States, unless such withholding or deduction is required by law.

(b) The Company shall pay to a Holder who is not a United States person additional amounts as may be necessary so that every net payment of the principal of and premium, if any, and interest on the Notes to such Holder, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon such Holder by the United States of America or any taxing authority thereof or therein, shall not be less than the amount provided in the Note to be then due and payable (such amounts, the “Additional Amounts”); provided, however, that the Company shall not be required to make any payment of Additional Amounts for or on account of:

(i)	any tax, assessment or other governmental charge that would not have been imposed but for (A) the existence of any present or former connection (other than a connection arising solely from the ownership of those Notes or the receipt of payments in respect of those Notes) between that Holder (or the beneficial owner for whose benefit such Holder holds such Notes), or between a fiduciary, settlor, beneficiary of, member or shareholder of, or possessor of a power over, that Holder or beneficial owner, if that Holder or beneficial owner is an estate, trust, partnership or corporation, and the United States, including that Holder or beneficial owner, or that fiduciary, settlor, beneficiary, member, shareholder or possessor being or having been a citizen or resident or treated as a resident of the United States or being or having been engaged in trade or business or present in the United States or having had a permanent establishment in the United States or (B) the presentation of a debt security for payment on a date more than 30 days after the later of the date on which that payment becomes due and payable and the date on which payment is duly provided for;

(ii)	any estate, inheritance, gift, sales, transfer, excise, personal property, wealth, capital gains, interest equalization or similar tax, assessment or other governmental charge;

(iii)	any tax, assessment or other governmental charge imposed on foreign personal holding company income or by reason of a Holder (or the beneficial owner for whose benefit such Holder holds such Notes), or a fiduciary, settlor, beneficiary of, member or shareholder of, or possessor of a power over, the Holder or beneficial owner, if that Holder or beneficial owner is an estate, trust, partnership or corporation, being or having been a passive foreign investment company, a controlled foreign corporation, a foreign tax exempt organization or a personal holding company with respect to the United States or a corporation that accumulates earnings to avoid U.S. federal income tax;

(iv)	any tax, assessment or other governmental charge which is payable otherwise than by withholding from payment of principal of or premium, if any, or interest on the Notes of that Holder;

(v)	any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or premium, if any, or interest on the Notes of that Holder if such payment can be made without withholding by any other paying agent;

(vi)	any tax, assessment or other governmental charge which would not have been imposed but for the failure of a Holder (or the beneficial owner for whose benefit such Holder holds the Notes), or a fiduciary, settlor, beneficiary of, member or shareholder of, or possessor of power over, the holder or beneficial owner, if that Holder or beneficial owner is an estate, trust, partnership or corporation, or any intermediary through which a beneficial owner holds Notes to comply with certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of the beneficial owner or any Holder (including, but not limited to, the requirement to provide Internal Revenue Service Forms W-8BEN, Forms W-8BEN-E, Forms W-8ECI, or any subsequent versions thereof or successor thereto, and including, without limitation, any documentation requirement under an applicable income tax treaty);

(vii)	any tax, assessment or other governmental charge imposed as a result of a Holder (or the beneficial owner for whose benefit such Holder holds such Notes), or a fiduciary, settlor, beneficiary of, member or shareholder of, or possessor of a power over, the Holder or beneficial owner, if that Holder or beneficial owner is an estate, trust, partnership or corporation, being or having been (A) a 10% shareholder (as defined in Section 871(h)(3)(B) of the Internal Revenue Code, and the regulations that may be promulgated thereunder) of the Company or (B) a controlled foreign corporation that is related to the Company within the meaning of Section 864(d)(4) of the Internal Revenue Code or (C) a bank receiving interest described in Section 881(c)(3)(A) of the Internal Revenue Code;

(viii)	any tax, assessment or other governmental charge that would not have been imposed but for a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

(ix)	any taxes payable under Sections 1471 through 1474 of the Internal Revenue Code (or any amended or successor version of such Sections), any current or future regulations or other guidance thereunder, or any agreement (including any intergovernmental agreement) entered into in connection therewith; or

(x)	any combination of items (i), (ii), (iii), (iv), (v), (vi), (vii), (viii) and (ix) above;

nor shall any Additional Amounts be paid to any Holder that is not the sole beneficial owner of the Notes, or a portion of the Notes, or that is a fiduciary, partnership or limited liability company to the extent that a beneficial owner with respect to the Holder, a beneficiary or settlor with respect to the fiduciary or a member of that partnership, limited liability company or a beneficial owner thereof would not have been entitled to the payment of those Additional Amounts had that beneficiary, settlor, member or beneficial owner received directly its beneficial or distributive share of the payment.

Section 1.5 Events of Default.

(a) The provisions of Article VI of the Base Indenture shall be applicable to each series of the Notes, except that clauses (1) through (7) of Section 6.01(a) shall be modified with respect to Notes of a series as follows:

(1) default in the payment of the principal or any premium on such series of Notes when due (whether at maturity, upon acceleration, redemption or otherwise);

(2) default for 30 days in the payment of interest on the Notes of such series when due;

(3) (i) failure by the Company to comply with Section 1.3A or Section 1.4(1) of this Supplemental Indenture with respect to such series or (ii) failure by the Company to observe or perform any term of the Indenture applicable to such series of Notes (other than those referred to in (1) or (2) above or (3)(i) above) for a period of 90 days after the Company receives a notice of default stating that the Company is in breach. The notice required under 3(ii) above must be sent by either the Trustee or Holders of 25% of the principal amount of the applicable series of Notes;

(4) (A) failure by the Company to pay indebtedness for money borrowed by the Company or for which the Company has guaranteed the payment, in an aggregate principal amount of at least $100,000,000, at the later of final maturity and the expiration of any related applicable grace period and such defaulted payment shall not have been made, waived or extended within 30 days or (B) acceleration of the maturity of any indebtedness for money borrowed by the Company or for which the Company has guaranteed the payment, in an aggregate principal amount of at least $100,000,000, if such indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days; provided, however, that, if the default under the instrument is cured by the Company, or waived by the holders of the indebtedness, in each case as permitted by the governing instrument, then the Event of Default under the Indenture caused by such default will be deemed likewise to be cured or waived;

(5) the entry by a court having competent jurisdiction of:

(A) an order for relief in respect of the Company as debtor in an involuntary proceeding under any applicable Bankruptcy Law and such order shall remain unstayed and in effect for a period of 60 consecutive days; or

(B) a final and non-appealable order appointing a Custodian of the Company, or ordering the winding up or liquidation of the affairs of the Company, and such order shall remain unstayed and in effect for a period of 60 consecutive days; or

(6) the commencement by the Company of a voluntary proceeding under any applicable Bankruptcy Law or the consent by the Company as debtor to the entry of a decree or order for relief in an involuntary proceeding under any applicable Bankruptcy Law, or the filing by the Company as debtor of a consent to an order for relief in any involuntary proceeding under any Bankruptcy Law, or to the appointment of a Custodian or the making by the Company of an assignment for the benefit of creditors.

ARTICLE II

MISCELLANEOUS

Section 2.1 Business Day.

If any maturity date or earlier date of redemption for any series of Notes falls on a day that is not a Business Day, the required payment shall be made on the next Business Day as if it were made on the date the payment to Holders was due and no interest shall accrue on the amount so payable for the period from and after that maturity date or that date of redemption, as the case may be.

Section 2.2 [Reserved].

Section 2.3 Confirmation of Indenture.

The Base Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture, this Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

Section 2.4 Concerning the Trustee.

In carrying out its responsibilities hereunder, the Trustee shall have all of the rights, protections and immunities which it possesses under the Indenture. The recitals contained herein and in the Notes, except the Trustee’s certificate of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of the Notes or the proceeds thereof.

Section 2.5 Governing Law.

This Supplemental Indenture and the Notes shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

Section 2.6 Separability.

In case any provision in this Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 2.7 Counterparts.

This Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 2.8 No Benefit.

Nothing in this Supplemental Indenture, express or implied, shall give to any Person other than the parties hereto and their successors or assigns, and the Holders, any benefit or legal or equitable rights, remedy or claim under this Supplemental Indenture or the Base Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed all as of the day and year first above written.

THERMO FISHER SCIENTIFIC INC.

By:	/s/ Anthony H. Smith
Name: Anthony H. Smith
Title: Vice President, Tax and Treasury and Treasurer

[Sixteenth Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Karen Yu
Name: Karen Yu
Title: Vice President

[Sixteenth Supplemental Indenture]

EXHIBIT A

[Insert the Global Security legend, if applicable]

FLOATING RATE SENIOR NOTES DUE 2019

No. [ ]	€[ ]
ISIN No. XS1651071521

THERMO FISHER SCIENTIFIC INC.

promises to pay to [    ] or registered assigns, the principal sum of [    ] Euro on July 24, 2019

Interest Payment Dates: January 24, April 24, July 24 and October 24

Record Dates: January 9, April 9, July 9 and October 9

Each holder of this Security (as defined below), by accepting the same, agrees to and shall be bound by the provisions hereof and of the Indenture described herein, and authorizes and directs the Trustee described herein on such holder’s behalf to be bound by such provisions. Each holder of this Security hereby waives all notice of the acceptance of the provisions contained herein and in the Indenture and waives reliance by such holder upon said provisions.

This Security shall not be entitled to any benefit under the Indenture, or be valid or become obligatory for any purpose, until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee. The provisions of this Security are continued on the reverse side hereof, and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be signed in accordance with Section 2.04 of the Base Indenture.

Date: [                ]

THERMO FISHER SCIENTIFIC INC.

By:
Name:
Title:

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Floating Rate Senior Notes due 2019 issued by Thermo Fisher Scientific Inc. of the series designated therein, referred to in the within-mentioned Indenture.

Date: [            ]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. as Trustee

By:
Authorized Signatory

Thermo Fisher Scientific Inc.

Floating Rate Senior Notes due 2019

This security is one of a duly authorized series of debt securities of Thermo Fisher Scientific Inc., a Delaware corporation (the “Company”), issued or to be issued in one or more series under and pursuant to an Indenture for the Company’s unsubordinated debt securities, dated as of November 20, 2009 (the “Base Indenture”), duly executed and delivered by and among the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the Sixteenth Supplemental Indenture, dated as of July 24, 2017 (the “Supplemental Indenture”), between the Company and the Trustee. The Securities are subject to a Paying Agency Agreement, dated as of July 24, 2017 (the “Paying Agency Agreement”), between the Company and The Bank of New York Mellon, London Branch, as paying agent (the “Paying Agent”), and a Calculation Agency Agreement, dated as of July 24, 2017 (the “Calculation Agency Agreement”), between the Company and the Bank of New York Mellon London Branch, as calculation agent (the “Calculation Agent”). The Base Indenture as supplemented and amended by the Supplemental Indenture is referred to herein as the “Indenture.” By the terms of the Base Indenture, the debt securities issuable thereunder are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Base Indenture. This security is one of the series designated on the face hereof (individually, a “Security,” and collectively, the “Securities”), and reference is hereby made to the Indenture for a description of the rights, limitations of rights, obligations, duties and immunities of the Trustee, the Company and the holders of the Securities (the “Securityholders”). Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Base Indenture or the Supplemental Indenture, as applicable.

1. Interest. The Securities will bear interest from July 24, 2017 or from the immediately preceding Interest Payment Date to which interest has been paid. Interest on the Securities shall be payable quarterly in arrears on January 24, April 24, July 24 and October 24 of each year (each, a “Interest Payment Date”), commencing on October 24, 2017; provided, that, if any Interest Payment Date would be a day that is not a Business Day, such Interest Payment Date shall be the next succeeding day that is a Business Day (and no additional interest will accrue or otherwise accumulate on the amount payable for the period from and after such Interest Payment Date); except that if such next succeeding Business Day falls in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day. The Securities shall bear interest at a rate equivalent to the 3-month EURIBOR (the “Base Rate”) plus 0.230% per annum, as calculated by the Calculation Agent; provided, however, that the minimum interest rate shall be zero. The interest rate on the Securities will be reset quarterly on January 24, April 24, July 24 and October 24 of each year (each, an “Interest Reset Date”), commencing on October 24, 2017; provided, that, if any Interest Reset Date would be a day that is not a Business Day, such Interest Reset Date shall be the next succeeding day that is a Business Day, except that if such next succeeding Business Day falls in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day. The initial Base Rate for the Securities in effect from July 24, 2017 to, but excluding, the first Interest Reset Date will be the 3-month EURIBOR in effect on July 20, 2017. The interest rate on the Securities will be determined on the second TARGET2 Business Day preceding the applicable Floating Rate Interest Reset Date (a “EURIBOR Interest Determination Date”). Interest on the Floating Rate Notes will be computed on the basis of a 360-day year and the actual number of days in the period for which interest is being calculated.

The Base Rate that takes effect on any Interest Reset Date shall be equal to the interest rate for deposits in euro designated as “EURIBOR” and sponsored jointly by the European Banking Federation and ACI—the Financial Market Association (or any company established by the joint sponsors for purposes of compiling and publishing that rate) on each EURIBOR Interest Determination Date, and will be determined by the Calculation Agent in accordance with the following provisions:

i.	EURIBOR will be the offered rate for deposits in euro having a maturity of three months, as that rate appears on Reuters Page EURIBOR01 as of 11:00 A.M., Brussels time, on the relevant EURIBOR Interest Determination Date.

ii.	If the rate described in clause (i) above does not appear on Reuters Page EURIBOR01, EURIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., Brussels time, on the relevant EURIBOR Interest Determination Date, at which deposits of the following kind are offered to prime banks in the Euro-Zone interbank market by the principal Euro-Zone office of each of four major banks in that market selected by the Company: euro deposits having a maturity of three months beginning on such Interest Reset Date and in a principal amount of not less than €1,000,000 that is representative for a single transaction in such market at such time. The Company will request the principal Euro-Zone office of each of these banks to provide to the Paying Agent and Calculation Agent a quotation in writing of its rate. If at least two quotations are provided in writing, EURIBOR for such EURIBOR Interest Determination Date will be the arithmetic mean (rounded upwards in accordance with Section 1.2(3)(d) of the Supplemental Indenture) of such quotations calculated by the Calculation Agent. The Company will ensure that the Calculation Agent is provided with appropriate contact details of the relevant personnel at each of the reference banks that the Calculation Agent will be requested to contact to provide such quotation of its rates.

iii.	If fewer than two quotations are provided as described in clause (ii) above, EURIBOR for the relevant EURIBOR Interest Determination Date will be the arithmetic mean of the rates for loans of the following kind to leading Euro-Zone banks quoted in writing, at approximately 11:00 A.M., Brussels time, on such EURIBOR Interest Determination Date, by three major banks in the Euro-Zone selected by the Company: loans of euro having a maturity of three months beginning on such Interest Reset Date and in a principal amount of not less than €1,000,000 that is representative for a single transaction in such market at such time.

iv.	If fewer than three banks selected by the Company are quoting as described in clause (iii) above, EURIBOR shall be the EURIBOR then in effect on such EURIBOR Interest Determination Date.

Upon the request of any Securityholder to the Calculation Agent, the Calculation Agent will provide the interest rate then in effect on the Securities and, if determined, the interest rate that will become effective on the next Interest Reset Date.

All percentages resulting from any calculation with respect to the Securities will be rounded upward or downward, as appropriate, to the next higher or lower one hundred- thousandth of a percentage point (e.g., 9.876541% (or .09876541) being rounded down to 9.87654% (or ..0987654) and 9.876545% (or .09876545) being rounded up to 9.87655% (or 0987655)). All amounts used in or resulting from any calculation with respect to the Securities will be rounded upward or downward, as appropriate, to the nearest cent, in the case of euro amounts or U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than euro amounts or U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

2. Method of Payment. The Company will pay interest on the Securities (except defaulted interest), if any, to the persons in whose name such Securities are registered at the close of business on the regular record date referred to on the facing page of this Security for such interest installment. In the event that the Securities or a portion thereof are called for redemption pursuant to an optional redemption or Special Mandatory Redemption or there is a Change of Control Offer, and the Optional Redemption Date, Special Mandatory Redemption Date or Change of Control Payment Date, as applicable, is subsequent to a regular record date with respect to any Interest Payment Date and prior to such Interest Payment Date, interest on such Securities shall instead be paid upon presentation and surrender of such Securities as provided in the Indenture. Subject to Section 1.2 of the Supplemental Indenture, all payments of principal of, and interest (including Additional Amounts, if any) and premium (if any) on, the Securities shall be payable in euro.

3. Paying Agent, Calculation Agent and Security Registrar. Initially, The Bank of New York Mellon, London Branch, shall act as the Paying Agent and Calculation Agent in accordance with the terms of the Paying Agency Agreement and the Calculation Agency Agreement, respectively, and the Trustee shall act as Security Registrar. Upon prior notice to the Trustee, the Company may change or appoint any Paying Agent, Security Registrar or Calculation Agent without notice to any Securityholder. The Company or any of its Subsidiaries may act in any such capacity.

4. Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (“TIA”), as in effect on the date the Indenture is qualified. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and TIA for a statement of such terms. In the event of a conflict between the terms of the Securities and the terms of the Indenture, the terms of the Indenture shall prevail. The Securities are unsecured general obligations of the Company and constitute the series designated on the face hereof as the “Floating Rate Senior Notes due 2019,” initially limited to €500,000,000 in aggregate principal amount. The Company shall furnish to any Securityholder upon written request and without charge a copy of the Base Indenture and the Supplemental Indenture. Requests may be made to: Thermo Fisher Scientific Inc., 168 Third Avenue, Waltham, Massachusetts 02451, Attention: Seth H. Hoogasian.

5. Redemption. The Securities may be redeemed at the option of the Company prior to the maturity date, as provided in paragraph (c) of Section 1.3 of the Supplemental Indenture, and must be redeemed, under certain circumstances, on the Special Mandatory Redemption Date, as provided in Section 1.3A of the Supplemental Indenture. The Company shall not be required to make sinking fund payments with respect to the Securities.

6. Payment of Additional Amounts. All payments of principal and interest in respect of the Securities shall be made free and clear of, and without deduction or withholding for or on account of any present or future taxes, duties, assessments or other governmental charges of whatsoever nature imposed, levied, collected, withheld or assessed by the United States or any political subdivision or taxing authority of or in the United States, unless such withholding or deduction is required by law. The Company shall pay to a Holder of Securities who is not a United States person additional amounts as may be necessary so that every net payment of the principal of and premium, if any, and interest on the Securities to such Holder, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon such Holder by the United States of America or any taxing authority thereof or therein, shall not be less than the amount provided in the Securities to be then due and payable (such amounts, the “Additional Amounts”); provided, however, that the Company shall not be required to make any payment of Additional Amounts under certain circumstances provided in Section 1.4(2)(b) of the Supplemental Indenture.

7. Change of Control Triggering Event. Upon the occurrence of a Change of Control Triggering Event, unless the Company has redeemed this Security or the Company has defeased this Security or satisfied and discharged this Security, the holder of this Security shall have the right to require that the Company purchase all or a portion (such principal amount to be equal to €100,000 or any integral multiple of €1,000 in excess thereof) of this Security at a purchase price equal to 101% of the aggregate principal amount repurchased plus accrued and unpaid interest, if any, on the amount to be repurchased up to but excluding the date of purchase. Within 30 days following any Change of Control Triggering Event, the Company shall send, by first class mail, a notice to each Holder, in accordance with Section 1.4(1)(a) of the Supplemental Indenture, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer.

8. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in the denominations of €100,000 or any integral multiple of €1,000 in excess thereof. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Securities may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed if so required by the Company or the Security Registrar) at the office of the Paying Agent or at the office of any transfer agent designated by the Company for such purpose. No service charge shall be made for any registration of transfer or exchange, but a Securityholder may be required to pay any applicable taxes or other governmental charges. If the Securities are to be redeemed, the Company shall not be required to: (i) issue, register the transfer of, or exchange any Security during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of less than all of the outstanding Securities and ending at the close of business on the day of such mailing; (ii) register the transfer of or exchange any Security or portions thereof selected for redemption, in whole or in part, except the unredeemed portions of any such Security being redeemed in part; nor (iii) register the transfer of or exchange of a Security between the applicable record date and the next succeeding Interest Payment Date.

9. Persons Deemed Owners. The registered Securityholder may be treated as its owner for all purposes.

10. Repayment to the Company. Any funds or Governmental Obligations deposited with any paying agent or the Trustee, or then held by the Company, in trust for payment of principal of, premium, if any, or interest on the Securities that are not applied but remain unclaimed by the holders of such Securities for at least one year after the date upon which the principal of, premium, if any, or interest on such Securities shall have respectively become due and payable, shall be repaid to the Company, as applicable, or (if then held by the Company) shall be discharged from such trust. After return to the Company, Holders entitled to the money or securities must look to the Company, as applicable, for payment as unsecured general creditors.

11. Amendments, Supplements and Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding to be affected. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

12. Defaults and Remedies. If an Event of Default with respect to the Securities occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the Securities then Outstanding, by notice in writing to the Company (and to the Trustee if notice is given by such holders), may declare the entire principal of, premium, if any, and accrued interest, if any, of such Securities due and payable immediately. Subject to the terms of the Indenture, if an Event of Default under the Indenture shall occur and be continuing, the Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless such holders have offered the Trustee indemnity satisfactory to it. Upon satisfaction of certain conditions set forth in the Indenture, the holders of a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities.

13. Trustee, Paying Agent and Security Registrar May Hold Securities. The Trustee, subject to certain limitations imposed by the TIA, or any paying agent or Security Registrar, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Trustee, paying agent or Security Registrar.

14. No Recourse Against Others. No recourse under or upon any obligation, covenant or agreement of the Indenture, or of any Security, or for any claim based thereon or otherwise in respect hereof or thereof, shall be had against any incorporator, stockholder, officer or director, past, present or future as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that the Indenture and the obligations issued hereunder and thereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors as such, of the Company or of any predecessor or successor corporation, or any of them, because of the creation of the indebtedness authorized by the Indenture, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in the Securities or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director as such, because of the creation of the indebtedness authorized by the Indenture, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in the Securities or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the acceptance of the Securities.

15. Discharge of Indenture. The Indenture contains certain provisions pertaining to discharge and defeasance, which provisions shall for all purposes have the same effect as if set forth herein.

16. Authentication. This Security shall not be valid until the Trustee signs the certificate of authentication attached to the other side of this Security.

17. Additional Amounts. The Company is obligated to pay Other Additional Amounts on this Security to the extent provided in Section 10.03 of the Base Indenture.

18. Abbreviations. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM(= tenants in common), TEN ENT (=tenants by the entireties), JT TEN(= joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A(= Uniform Gifts to Minors Act).

19. Governing Law. The Base Indenture, the Supplemental Indenture and this Security shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

ASSIGNMENT FORM

To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                                                                                           agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature
(Sign exactly as your name appears on the face of this Security)

Signature Guarantee:

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 1.4(l) of the Supplemental Indenture, check the box:

☐	1.4(l) Change of Control Triggering Event

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 1.4(l) of the Supplemental Indenture, state the amount: €

Date:	Your Signature
(Sign exactly as your name appears on the face of this Security)

Tax I.D. Number:

Signature Guarantee:

(Signature must be guaranteed by a

participant in a recognized signature

guarantee medallion program)

EXHIBIT B

[Insert the Global Security legend, if applicable]

[     ]%1 SENIOR NOTES DUE [    ]2

No. [ ]	€[ ]
ISIN No. [ ][3]

THERMO FISHER SCIENTIFIC INC.

promises to pay to [    ] or registered assigns, the principal sum of [    ] Euro on [    ]4.

Interest Payment Date: [    ]5

Record Date: [    ]6

Each holder of this Security (as defined below), by accepting the same, agrees to and shall be bound by the provisions hereof and of the Indenture described herein, and authorizes and directs the Trustee described herein on such holder’s behalf to be bound by such provisions. Each holder of this Security hereby waives all notice of the acceptance of the provisions contained herein and in the Indenture and waives reliance by such holder upon said provisions.

This Security shall not be entitled to any benefit under the Indenture, or be valid or become obligatory for any purpose, until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee. The provisions of this Security are continued on the reverse side hereof, and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

[1]	2026 Notes: 1.400%; 2029 Notes: 1.950%; and 2037 Notes: 2.875%
[2]	2026 Notes: 2026; 2029 Notes: 2029; and 2037 Notes: 2037
[3]	2026 Notes: XS1651071877; 2029 Notes: XS1651071950; and 2037 Notes: XS1651072099
[4]	2026 Notes: January 23, 2026; 2029 Notes: July 24, 2029; and 2037 Notes: July 24, 2037
[5]	2026 Notes: January 23; and 2029 Notes and 2037 Notes: July 24
[6]	2026 Notes: January 8; and 2029 Notes and 2037 Notes: July 9

IN WITNESS WHEREOF, the Company has caused this instrument to be signed in accordance with Section 2.04 of the Base Indenture.

Date: [                ]

THERMO FISHER SCIENTIFIC INC.

By:
Name:
Title:

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the [    ]7 issued by Thermo Fisher Scientific Inc. of the series designated therein, referred to in the within-mentioned Indenture.

Date: [                ]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. as Trustee

By:
Authorized Signatory

[7]	2026 Notes: 1.400% Senior Notes due 2026; 2029 Notes: 1.950% Senior Notes due 2029; and 2037 Notes: 2.875% Senior Notes due 2037

Thermo Fisher Scientific Inc.

[    ]8

This security is one of a duly authorized series of debt securities of Thermo Fisher Scientific Inc., a Delaware corporation (the “Company”), issued or to be issued in one or more series under and pursuant to an Indenture for the Company’s unsubordinated debt securities, dated as of November 20, 2009 (the “Base Indenture”), duly executed and delivered by and among the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the Sixteenth Supplemental Indenture, dated as of July 24, 2017 (the “Supplemental Indenture”), between the Company and the Trustee. The Notes are subject to a Paying Agency Agreement, dated as of July 24, 2017 (the “Paying Agency Agreement”), between the Company and The Bank of New York Mellon, London Branch, as paying agent (the “Paying Agent”). The Base Indenture as supplemented and amended by the Supplemental Indenture is referred to herein as the “Indenture.” By the terms of the Base Indenture, the debt securities issuable thereunder are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Base Indenture. This security is one of the series designated on the face hereof (individually, a “Security,” and collectively, the “Securities”), and reference is hereby made to the Indenture for a description of the rights, limitations of rights, obligations, duties and immunities of the Trustee, the Company and the holders of the Securities (the “Securityholders”). Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Base Indenture or the Supplemental Indenture, as applicable.

1. Interest. The Company promises to pay interest on the principal amount of this Security at an annual rate of [    ]%9. The Company will pay interest annually in arrears on [    ]10 of each year (each such day, an “Interest Payment Date”) until the principal is paid or made available for payment. If any Interest Payment Date, redemption date or maturity date of this Security is not a Business Day, then payment of interest or principal (and premium, if any) shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue for the period after such date to the date of such payment on the next succeeding Business Day. Interest on the Securities will accrue from the most recent date to which interest has been paid or duly made available for payment or, if no interest has been paid, from the date of issuance; provided that, if there is no existing Default in the payment of interest, and if this Security is authenticated between a regular record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; and provided, further, that the first Interest Payment Date shall be [    ]11. Interest on the Securities shall be computed on the basis of an ACTUAL/ACTUAL (ICMA) (as defined in the rulebook of ICMA) day count convention. In order to provide for all payments due on the Securities as the same shall become due, the Company shall cause to be paid to the Paying Agent, no later than 10:00 a.m. London time on the Business Day prior the payment date of each Security, at such bank as the Paying Agent shall previously have notified to the Company, in immediately available funds sufficient to meet all payments due on such Securities.

[8]	2026 Notes: 1.400% Senior Notes due 2026; 2029 Notes: 1.950% Senior Notes due 2029; and 2037 Notes: 2.875% Senior Notes due 2037
[9]	2026 Notes: 1.400%; 2029 Notes: 1.950%; and 2037 Notes: 2.875%
[10]	2026 Notes: January 23; and 2029 Notes and 2037 Notes: July 24
[11]	2026 Notes: January 23, 2018; and 2029 Notes and 2037 Notes: July 24, 2018

2. Method of Payment. The Company will pay interest on the Securities (except defaulted interest), if any, to the persons in whose name such Securities are registered at the close of business on the regular record date referred to on the facing page of this Security for such interest installment. In the event that the Securities or a portion thereof are called for redemption pursuant to an optional redemption or Special Mandatory Redemption or there is a Change of Control Offer, and the Optional Redemption Date, Special Mandatory Redemption Date or Change of Control Payment Date, as applicable, is subsequent to a regular record date with respect to any Interest Payment Date and prior to such Interest Payment Date, interest on such Securities shall instead be paid upon presentation and surrender of such Securities as provided in the Indenture. Subject to Section 1.2 of the Supplemental Indenture, all payments of principal of, and interest (including Additional Amounts, if any) and premium (if any) on, the Securities shall be payable in euro.

3. Paying Agent and Registrar. Initially, The Bank of New York Mellon, London Branch, shall act as the Paying Agent in accordance with the terms of the Paying Agency Agreement and the Trustee shall act as Security Registrar. Upon prior notice to the Trustee, the Company may change or appoint any Paying Agent or Security Registrar without notice to any Securityholder. The Company or any of its Subsidiaries may act in any such capacity.

4. Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (“TIA”), as in effect on the date the Indenture is qualified. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and TIA for a statement of such terms. In the event of a conflict between the terms of the Securities and the terms of the Indenture, the terms of the Indenture shall prevail. The Securities are unsecured general obligations of the Company and constitute the series designated on the face hereof as the “[    ]12,” initially limited to €700,000,000 in aggregate principal amount. The Company shall furnish to any Securityholder upon written request and without charge a copy of the Base Indenture and the Supplemental Indenture. Requests may be made to: Thermo Fisher Scientific Inc., 168 Third Avenue, Waltham, Massachusetts 02451, Attention: Seth H. Hoogasian.

5. Redemption. The Securities may be redeemed at the option of the Company prior to the maturity date, as provided in Section 1.3 of the Supplemental Indenture, and must be redeemed, under certain circumstances, on the Special Mandatory Redemption Date, as provided in Section 1.3A of the Supplemental Indenture. The Company shall not be required to make sinking fund payments with respect to the Securities.

6. Payment of Additional Amounts. All payments of principal and interest in respect of the Securities shall be made free and clear of, and without deduction or withholding for or on account of any present or future taxes, duties, assessments or other governmental charges of whatsoever nature imposed, levied, collected, withheld or assessed by the United

[12]	2026 Notes: 1.400% Senior Notes due 2026; 2029 Notes: 1.950% Senior Notes due 2029; and 2037 Notes: 2.875% Senior Notes due 2037

States or any political subdivision or taxing authority of or in the United States, unless such withholding or deduction is required by law. The Company shall pay to a Holder of Securities who is not a United States person additional amounts as may be necessary so that every net payment of the principal of and premium, if any, and interest on the Securities to such Holder, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon such Holder by the United States of America or any taxing authority thereof or therein, shall not be less than the amount provided in the Securities to be then due and payable (such amounts, the “Additional Amounts”); provided, however, that the Company shall not be required to make any payment of Additional Amounts under certain circumstances provided in Section 1.4(2)(b) of the Supplemental Indenture.

7. Change of Control Triggering Event. Upon the occurrence of a Change of Control Triggering Event, unless the Company has redeemed this Security or the Company has defeased this Security or satisfied and discharged this Security, the holder of this Security shall have the right to require that the Company purchase all or a portion (such principal amount to be equal to €100,000 or any integral multiple of €1,000 in excess thereof) of this Security at a purchase price equal to 101% of the aggregate principal amount repurchased plus accrued and unpaid interest, if any, on the amount to be repurchased up to but excluding the date of purchase. Within 30 days following any Change of Control Triggering Event, the Company shall send, by first class mail, a notice to each Holder, in accordance with Section 1.4(1)(a) of the Supplemental Indenture, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer.

8. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in the denominations of €100,000 or any integral multiple of €1,000 in excess thereof. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Securities may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed if so required by the Company or the Security Registrar) at the office of the Paying Agent or at the office of any transfer agent designated by the Company for such purpose. No service charge shall be made for any registration of transfer or exchange, but a Securityholder may be required to pay any applicable taxes or other governmental charges. If the Securities are to be redeemed, the Company shall not be required to: (i) issue, register the transfer of, or exchange any Security during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of less than all of the outstanding Securities and ending at the close of business on the day of such mailing; (ii) register the transfer of or exchange any Security or portions thereof selected for redemption, in whole or in part, except the unredeemed portions of any such Security being redeemed in part; nor (iii) register the transfer of or exchange of a Security between the applicable record date and the next succeeding Interest Payment Date.

9. Persons Deemed Owners. The registered Securityholder may be treated as its owner for all purposes.

10. Repayment to the Company. Any funds or Governmental Obligations deposited with any paying agent or the Trustee, or then held by the Company, in trust for payment of principal of, premium, if any, or interest on the Securities that are not applied but remain unclaimed by the holders of such Securities for at least one year after the date upon which the principal of, premium, if any, or interest on such Securities shall have respectively become due and payable, shall be repaid to the Company, as applicable, or (if then held by the Company) shall be discharged from such trust. After return to the Company, Holders entitled to the money or securities must look to the Company, as applicable, for payment as unsecured general creditors.

11. Amendments, Supplements and Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding to be affected. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

12. Defaults and Remedies. If an Event of Default with respect to the Securities occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the Securities then Outstanding, by notice in writing to the Company (and to the Trustee if notice is given by such holders), may declare the entire principal of, premium, if any, and accrued interest, if any, of such Securities due and payable immediately. Subject to the terms of the Indenture, if an Event of Default under the Indenture shall occur and be continuing, the Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless such holders have offered the Trustee indemnity satisfactory to it. Upon satisfaction of certain conditions set forth in the Indenture, the holders of a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities.

13. Trustee, Paying Agent and Security Registrar May Hold Securities. The Trustee, subject to certain limitations imposed by the TIA, or any paying agent or Security Registrar, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Trustee, paying agent or Security Registrar.

14. No Recourse Against Others. No recourse under or upon any obligation, covenant or agreement of the Indenture, or of any Security, or for any claim based thereon or otherwise in respect hereof or thereof, shall be had against any incorporator, stockholder, officer or director, past, present or future as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that the Indenture and the obligations issued hereunder and thereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors as such, of the Company or of any predecessor or successor corporation, or any of them, because of the creation of the indebtedness authorized by the Indenture, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in the Securities or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director as such, because of the creation of the indebtedness authorized by the Indenture, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in the Securities or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the acceptance of the Securities.

15. Discharge of Indenture. The Indenture contains certain provisions pertaining to discharge and defeasance, which provisions shall for all purposes have the same effect as if set forth herein.

16. Authentication. This Security shall not be valid until the Trustee signs the certificate of authentication attached to the other side of this Security.

17. Additional Amounts. The Company is obligated to pay Other Additional Amounts on this Security to the extent provided in Section 10.03 of the Base Indenture.

18. Abbreviations. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM(= tenants in common), TEN ENT (=tenants by the entireties), JT TEN(= joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A(= Uniform Gifts to Minors Act).

19. Governing Law. The Base Indenture, the Supplemental Indenture and this Security shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

ASSIGNMENT FORM

To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature (Sign exactly as your name appears on the face of this Security)

Signature Guarantee:

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 1.4(l) of the Supplemental Indenture, check the box:

☐	1.4(l) Change of Control Triggering Event

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 1.4(l) of the Supplemental Indenture, state the amount: €

Date:	Your Signature
(Sign exactly as your name appears on the face of this Security)

Tax I.D. Number:

Signature Guarantee:

(Signature must be guaranteed by a

participant in a recognized signature

guarantee medallion program)